UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 919-858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 19, 2022, Data443 Risk Mitigation, Inc., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Centurion Holdings I, LLC, a Missouri limited liability company (“Centurion”) and certain other parties. Pursuant to the Purchase Agreement, Centurion sold, transferred, assigned, conveyed and delivered to the Company, and the Company purchased from Centurion, all right, title, and interest in and to certain assets as fully described in the Purchase Agreement (the “Assets”). In exchange for the Assets, the Company paid to Centurion (i) $250,000 payable in cash, (ii) $2,900,000 payable pursuant to a five year promissory note issued by the Company in favor of Centurion, which accrues interest at a rate of 8% per annum and (iii) $250,000 in the form of a contingent payment, as further described in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement. A copy of the form of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

On January 20, 2022, the Company issued a press release (the “Press Release”) announcing the Purchase Agreement with Centurion. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Asset Purchase Agreement, dated January 19, 2022

99.1	Press Release issued by the Company on January 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022	DATA443 RISK MITIGATION, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer